Hale and Dorr LLP
                 (a Massachusetts Limited Liability Partnership
                     and includes Professional Corporations)
                                Counselors At Law
                              650 College Road East
                           Princeton, New Jersey 08540

                                                          August 31, 2001


Cognizant Technology Solutions Corporation
500 Glenpointe Centre West
Teaneck, New Jersey  07666

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     This  opinion  is  furnished  to you  in  connection  with  a  Registration
Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an additional 3,000,000 shares of Class A Common Stock, $.01 par value per share (the "Shares"), of Cognizant Technology Solutions Corporation, a Delaware corporation (the "Company"), all of which are to be offered by the Company to its employees and consultants under the Company's 1999 Incentive Compensation Plan, as amended (the "Incentive Plan").

     On May 30, 2001, the stockholders of the Company adopted an amendment to the Incentive Plan which increased the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Incentive Plan from 3,000,000 to 6,000,000 shares.

     We have examined the Certificate of Incorporation and By-laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and the Shares, when issued and paid for in accordance with the terms of the Incentive Plan, will be validly issued, fully paid and nonassessable.



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August 31, 2001
Page 2


     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                          Very truly yours,

                                          /s/ Hale and Dorr LLP

                                          HALE AND DORR LLP